UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

August 21, 2017

Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.

(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	001-34998	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4699 Old Ironsides Drive, Suite 300

Santa Clara, California 95054

(Address of Principal Executive Offices)

(281) 825-4500

(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

On August 24, 2017, the board of directors (the “Board”) of Uni-Pixel, Inc., a Delaware corporation (the “Company”), authorized the Company, along with its subsidiary Uni-Pixel Displays, Inc., a Texas corporation (“Displays” and, together with the Company, “Debtors”) to file a voluntary petition for relief under Title 11 of the U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”). The petitions have not yet been filed but it is anticipated that the Company will do so in the next 1-2 business days. It is also currently anticipated that the Debtors will file the petitions under Chapter 11 of the Bankruptcy Code which would enable the Debtors to act as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

As had been stated by the Company in its Periodic Reports, including its Form 10-Q for the period ended June 30, 2017, filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 10, 2017, it is obligated to advance expenses for the defense of its two former executive officers, Reed Killion and Jeffrey Tomz, in their defense on an action brought against them by the SEC. A year ago, on August 22, 2016, Messrs. Killion and Tomz filed an action against the Company for advancement of expenses in the Delaware Chancery Court. The Company disputed a portion of the expenses incurred in 2016 as unreasonable, but has since been ordered to pay some of those disputed fees. In addition, only a portion of expenses incurred in 2017 have been advanced as of this time. The Company and Messrs. Killion and Tomz have been in discussions regarding timing of payment of advancement of expenses, but have been unable to reach a resolution and Messrs. Killion and Tomz have moved to seek recourse in the Delaware Chancery Court, including seeking to have the Company liquidate assets to provide funds for the advancement of expenses. In light of this, the Company intends to use the bankruptcy process to seek to sell the assets of the Company including manufacturing equipment, R&D equipment, intellectual property assets, individually or to an interested buyer in totality and subject to the approval of the Bankruptcy Court.

On August 25, 2017, the Company issued a press release announcing the intent of the Debtors to file voluntary petitions for relief under the Bankruptcy Code. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On August 22, 2017, Western Alliance Bank through its Bridge Bank division notified the Company that it was in default of that certain Loan and Security Agreement dated October 18, 2016 (the “Loan and Security Agreement”), the terms of which are disclosed in that certain Current Report on Form 8-K filed by the Company with the SEC on October 24, 2016, and that as a result of such default, it was invoking the default rate of Prime Rate plus 6.25% effective retroactively to August 14, 2017, was declaring all obligations immediately due and payable, was ceasing the advance of money or extension of credit to or for the benefit of the Company under the Loan and Security Agreement or under any other agreement between the Company and Western Alliance Bank, was setting off and applying to the obligations any and all balances and deposits of the Company held by Western Alliance Bank, and was freezing and cancelling any and all corporate credit cards. As of the filing of this Current Report on Form 8-K, the current amount outstanding to Western Alliance Bank is approximately $621,000.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On August 24, 2017, the Boards of the Company and Displays authorized the Company to terminate the employment of all employees of the Debtors, effective August 25, 2017.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 21, 2017, the Company received notice that because the Periodic Report on Form 10-Q for the period ended June 30, 2017, filed by the Company with the SEC on August 10, 2017, reported stockholders’ equity of $(596,000), and such amount is less than $2,500,000, and as of August 18, 2017, the Company did not separately meet the alternatives of sufficient market value of listed securities or net income from continuing operations, the Company was not in compliance with NASDAQ Rule 5550(b) and, therefore, ceased to qualify for continued listing of its common stock on The Nasdaq Capital Market (the “Capital Market”). The notice from the Capital Market further informed the Company that it has been given 45 days to submit a plan to regain compliance. If such a plan is submitted, the Company will have 180 days from August 21, 2017 to regain compliance before its common stock will be delisted. As of the filing of this Current Report on Form 8-K, the Company has no plans that it has determined to take in response to the notice from the Capital Market.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 24, 2017, the following directors of the Company resigned effective immediately: Sam I. Young, Malcolm J. Thompson, James E. Doran, Ross A. Young and Anthony L. LeVecchio.

On August 25, 2017, the Company terminated the employment, each effective immediately, of Jeff Hawthorne, the Company’s Chief Executive Officer, and Christine Russell, the Company’s Chief Financial Officer. Each of Mr. Hawthorne and Ms. Russell will continue to serve the Company as consultants, subject to approval of the Bankruptcy Court on such terms and conditions as approved by the Bankruptcy Court. Mr. Hawthorne remains the principal executive officer of the Company, and Ms. Russell remains the principal financial and accounting officer of the Company.

Item 8.01 Other Events.

The Company issued shares of the Company’s common stock to L2 Capital, LLC, a Kansas limited liability company (“L2”), in connection with a put notice that was delivered to L2 on August 16, 2017, in accordance with the terms of that certain equity purchase agreement (the “Equity Purchase Agreement”) previously described in the Company’s Current Report on Form 8-K filed with the SEC on August 10, 2017. As a result of the issuance of such shares of common stock, an adjustment to the exercise price of the Company’s warrants issued in November 2015 (the “November 2015 Warrants”) has occurred pursuant to the terms of such warrants, reducing the exercise price of these November 2015 Warrants from $0.351633 to $0.1586 per share. In addition, pursuant to the terms of the November 2015 Warrants, there is an increase in the number of shares for which such November 2015 Warrants are exercisable, but such increase may be in an amount greater than the Company has available as authorized shares of common stock. Because the November 2015 Warrants requires the Company to reserve 100% of the shares of common stock issuable upon exercise of such warrants, failure to do so constitutes an “Authorized Share Failure” under the terms of the November 2015 Warrants.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Uni-Pixel, Inc. on August 25, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2017	By:	/s/ Christine Russell
Christine Russell, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Uni-Pixel, Inc. on August 25, 2017.